M17011-Z50814 Meeting Information Meeting Type: Annual For holders as of: September 1, 2009 Date: October 29, 2009 Time: 9:00 AM Local Time Location: You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. REGIS CORPORATION *** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials Headquarters Regis Corporation 7201 Metro Blvd. Edina, MN 55439 REGIS CORPORATION 7201 METRO BOULEVARD MINNEAPOLIS, MN 55439

M17012-Z50814 Proxy Materials Available to VIEW or RECEIVE: NOTICE OF ANNUAL MEETING AND PROXY STATEMENT ANNUAL REPORT FORM 10-K — Before You Vote — How to Access the Proxy Materials — How To Vote — Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before October 15, 2009 to facilitate timely delivery. How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Voting Items 3. Approval of the Company's Short Term Incentive Compensation Plan. 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. 4. Amendment of the Company's 1991 Contributory Stock Purchase Plan to increase the amount the Company may contribute to the Plan from $10,000,000 to $11,800,000 and to reserve 1,500,000 additional shares of the Company's common stock for issuance thereunder. 01) Rolf F. Bjelland 02) Paul D. Finkelstein 03) Thomas L. Gregory 04) Van Zandt Hawn 05) Susan S. Hoyt 06) David B. Kunin 07) Stephen Watson 1. Election of Directors Nominees: NOTE: The proxies are authorized to vote, in their discretion, on any other matters as may properly come before the annual meeting. The Board of Directors recommends you vote FOR the following proposal(s): M17013-Z50814 The Board of Directors recommends that you vote FOR each of the following director nominees:

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